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                                                                   EXHIBIT 23.1



                             [KPMG LLP LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on Form S-8 of Southwestern Water Exploration Co. of our report dated June 26, 1998 relating to the consolidated balance sheets of Southwestern Water Exploration Co. and its subsidiary as of March 31, 1998 and 1997, and the related consolidated statements of loss and deficit and cash flow for the years ended March 31, 1998 and 1997, which report appears in the March 31, 1998 annual reports on Form 10-KSB of Southwestern Water Exploration Co.


/s/ KPMG LLP


Chartered Accountants
Calgary, Canada
November 12, 1998